UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 – 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02	Termination of a Material Definitive Agreement

On September 4, 2018, Astellas US LLC, a subsidiary of Astellas Pharma Inc. (“Astellas”) provided notice to Aquinox Pharmaceuticals, Inc. (the “Company”) that Astellas was terminating the exclusive license and collaboration agreement that had been entered into between the Company’s wholly owned subsidiary Aquinox Pharmaceuticals (Canada) Inc. and Astellas on May 9, 2018 (the “Astellas Agreement”). The termination of the Astellas Agreement will be effective March 4, 2019, unless an earlier termination date is agreed to by the parties. The termination follows the Company’s June 27, 2018 announcement that its Phase 3 LEADERSHIP 301 clinical trial evaluating once-daily, oral rosiptor (AQX-1125) for the treatment of interstitial cystitis/bladder pain syndrome (IC/BPS) failed to meet its primary endpoint, and that the Company had halted all further development activities with rosiptor.

Under the Astellas Agreement, the Company had granted Astellas an exclusive, royalty-bearing license to use, research, develop, manufacture and commercialize rosiptor and related compounds for all human diseases and conditions in Japan and certain other countries in the Asia-Pacific region, as more fully described in the Company’s Current Report on Form 8-K filed on May 10, 2018, and qualified by the terms and conditions of the actual Astellas Agreement, which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: September 7, 2018